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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

        We consent to the incorporation by reference in the following registration statements of our report dated January 29, 2002, except for Note 21 as to which the date is July 23, 2002, with respect to the consolidated financial statements and financial statement schedule of USA Interactive, as amended, included in this Form 10-K/A for the year ended December 31, 2001, filed with the Securities and Exchange Commission:

Commission File No.

Form S-8, No. 333-03717

Form S-8, No. 333-18763

Form S-8, No. 333-34146

Form S-8, No. 333-37284

Form S-8, No. 333-37286

Form S-8, No. 333-48863

Form S-8, No. 333-48869

Form S-8, No. 333-57667

Form S-8, No. 333-57669

Form S-8, No. 333-65335

Form S-8, No. 333-53909

Form S-3, No. 333-81576

Form S-4, No. 333-68120

Form S-3, No. 333-88850

Form S-3, No. 333-90448

New York, New York
November 8, 2002

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP